UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2009
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Exhibits.
On November 17, 2009, CapitalSource Inc., a Delaware corporation (“CapitalSource”), and certain of its subsidiaries entered into a securities purchase agreement (the “Purchase Agreement”) with Omega Healthcare Investors, Inc. (“Omega”) pursuant to which Omega has agreed, subject to terms and conditions of the Purchase Agreement, to purchase certain indirect subsidiaries of CapitalSource owning 80 long-term care facilities and an option to acquire certain other indirect subsidiaries of CapitalSource owning an additional 63 long-term care facilities (the “Casablanca Portfolio”) pursuant to a separate option agreement with Omega (the “Option”). Pursuant to the Purchase Agreement and the Option, Omega will acquire substantially all of CapitalSource’s healthcare net lease portfolio.
Purchase Agreement and Option Agreement
Pursuant to the terms of the Purchase Agreement and the Option, Omega will purchase the applicable subsidiaries over three separate closings:
          First Closing. Subject to the terms of the Purchase Agreement, at an initial closing (the “Core Portfolio Closing”), expected to occur late in the fourth quarter of 2009 or in the first quarter of 2010, Omega would acquire entities owning a portfolio of 40 properties (the “Core Portfolio”) and purchase the Option, for an aggregate purchase price of approximately $294 million consisting of approximately:
•	$161 million in cash,

•	$51 million in Omega common stock,

•	$59 million of assumed indebtedness, and

•	a $23 million promissory note issued by Omega bearing interest at the one-month LIBOR rate plus 2.30%, subject to a 4.50% LIBOR floor, and maturing on the earlier of April 1, 2010, the date of the HUD Portfolio Closing described below or the first business day after Omega shall have raised at least $50 million in a public or private debt or equity securities offering. If the the New HUD Debt (as described below) is not obtained on or before March 31, 2010, Omega may elect to repay this note with its common stock.
          If certain consents are not obtained prior to the Core Portfolio Closing, the closing with respect to the affected properties would be delayed until the HUD Portfolio Closing or, if necessary, a later date.
          Second Closing. Subject to the terms of the Purchase Agreement, at a second closing (the “HUD Portfolio Closing”), which is scheduled to occur no earlier than April 1, 2010, Omega will acquire entities owning a portfolio of 40 properties that are, or are expected to be, encumbered by long-term mortgage financing guaranteed by the U.S. Department of Housing and Urban Development (“HUD”) (such properties, the “HUD Portfolio”), which may include up to approximately $130 million of HUD financing that has not yet been obtained (the “New HUD Debt”).
          If the New HUD Debt is obtained on or prior to March 31, 2010, then the aggregate purchase price to be paid by Omega at the HUD Portfolio Closing for the HUD Portfolio will be approximately $271 million, consisting of approximately $66 million in cash and $205 million of assumed indebtedness, including assumption of the New HUD Debt.
          If the New HUD Debt is not obtained on or prior to March 31, 2010, then the aggregate purchase price to be paid by Omega at the HUD Portfolio Closing for the HUD Portfolio will be reduced by $10 million to approximately $261 million, consisting of approximately:
•	$89 million in cash,

•	$65 million in Omega common stock,

•	$76 million of assumed indebtedness, and

•	$31 million in the form of either, at the election of CapitalSource, (i) Omega common stock, (ii) a note (the “HUD Portfolio Note”), or (iii) a combination thereof. The HUD Portfolio Note would bear interest at the one-month LIBOR rate plus 2.30%, subject to a 4.50% LIBOR floor, would mature on December 31, 2011 (subject to Omega’s option to extend the maturity to December 31, 2012).
          Third Closing (Option Exercise). At the Core Portfolio Closing, Omega and a subsidiary of CapitalSource will enter into an Option Agreement granting Omega the Option (the “Option Agreement”). The Option is exercisable by Omega at any time from the Core Portfolio Closing through December 31, 2011. If Omega exercises the Option pursuant to the terms of the Option Agreement, Omega would purchase the Casablanca Portfolio at the option exercise closing for approximately $295 million, consisting of approximately $30 million in cash and $265 million of debt to be either paid off at such closing or assumed by Omega, subject to consent of the lenders. The aggregate purchase price for the Casablanca Portfolio will be $320 million, including the $25 million purchase price for the Option paid at the Core Portfolio Closing.
If the New HUD Debt is obtained on or prior to March 31, 2010, the aggregate consideration for the proposed transactions, including the consideration for the Option, would be approximately $860 million, consisting of approximately:
•	$280 million in cash;

•	$51 million in Omega common stock; and

•	$529 million of indebtedness being repaid or assumed by Omega.
If the New HUD Debt is not obtained on or prior to March 31, 2010, the aggregate consideration for the proposed transactions, including the consideration for the Option, would be approximately $850 million, consisting of approximately:
•	$280 million in cash;

•	$139 million in Omega common stock;

•	$400 million of indebtedness being repaid or assumed by Omega; and

•	$31 million in either Omega common stock or the HUD Portfolio Note, at CapitalSource’s option.
The consideration payable to CapitalSource is subject to certain adjustments, including but not limited to:
•	a dollar-for-dollar increase or decrease to the extent the indebtedness assumed by Omega is less or more than set forth in the Purchase Agreement,

•	an upward or downward adjustment to prorate certain accrued and prepaid income and expenses of the acquired companies, and

•	after giving effect to all other adjustments, in the event that the aggregate value of the stock consideration payable at each closing exceeds 25% of the total consideration payable at such closing, the amount of such excess will be paid in the form of an unsecured promissory note from Omega, which would bear interest at the one-month LIBOR rate plus 2.30%, subject to a 4.50% LIBOR floor, and would mature on December 31, 2011, subject to Omega’s option to extent the maturity to December 31, 2012.
The per share stock price used to determine the number of Omega shares payable to CapitalSource in each case pursuant to these transactions will be based on the average volume weighted average price for Omega’s common stock for the five trading days ending on the trading day prior to the applicable issuance, subject in each case to a price collar which provides that the stock price will be no less than 90%, and no more than 110%, of $16.93 per share. As a result, CapitalSource may receive less or more aggregate consideration than the amounts above if the actual value of the Omega stock at each issuance is outside the price collar.
The parties have made customary representations, warranties, covenants and indemnifications in the Purchase Agreement and Option Agreement, including, among others, covenants regarding the conduct of the CapitalSource entities’ business and other activities between the execution of the Purchase Agreement and the closings. Consummation of the transactions contemplated by the Purchase Agreement and the Option Agreement is subject to customary conditions, and there can be no assurance that the transactions will be consummated. The Purchase Agreement and the Option Agreement contain termination rights for both parties.
CapitalSource will indemnify Omega and its affiliates against pre-closing liabilities (other than assumed indebtedness) and damages arising from CapitalSource breaches. CapitalSource’s representations generally survive for one year after each relevant closing. CapitalSource’s indemnification obligation with respect to breaches is subject to a $100,000 per breach mini-basket and a $1 million deductible and is capped at 10% of the purchase price for each closing. There is no deductible or cap on indemnification in respect of liabilities that CapitalSource will retain following any closing.
The terms and conditions, including the representations, covenants, closing conditions and indemnification provisions, of the Option Agreement generally mirror those of the Purchase Agreement. Under a clawback provision, Omega is entitled to a refund of the $25 million purchase price for the Option upon the occurrence of certain events, including but not limited to:
•	the acceleration of certain indebtedness on the Casablanca Portfolio, or the attempt by the lenders to exercise rights against the collateral for such indebtedness;

•	a holder of a guaranty of such indebtedness made by CapitalSource exercises its remedies with respect to such guaranty;

•	a breach of CapitalSource’s representations under the Option Agreement has a material adverse effect on the Casablanca Portfolio taken as a whole;

•	a material breach of certain of CapitalSource’s covenants in the Option Agreement that remains uncured after notice;

•	CapitalSource breaches its no-shop covenant; or

•	Omega exercises the Option but its closing conditions remain unsatisfied and cannot be, in Omega’s good faith and reasonable determination, satisfied by December 31, 2011.
There can be no assurance that the Option will be exercised or that Omega will not assert a claim for refund of the Option purchase price.
Registration Rights Agreement
Pursuant to the terms of the Purchase Agreement, at the Core Portfolio Closing, Omega and CapitalSource will enter into a Registration Rights Agreement (“Registration Rights Agreement”) requiring Omega to file one or more registration statements with the Securities and Exchange Commission to register all of the shares of Omega common stock that may be issued to CapitalSource and its subsidiaries pursuant to the transactions described herein. If the Core Portfolio closing occurs on or before December 31, 2009, and CapitalSource has provided Omega with required financial statements for certain properties on or before December 18, 2009, Omega is obligated to file the registration statement for the shares issued in that closing no later than January 15, 2010. If the Core Portfolio closing occurs after December 31, 2009 and prior to January 29, 2010, and CapitalSource has provided the property financial statements on or before the fifth day prior to such closing, Omega is obligated to file the registration statement no later than fifteen days after such closing. In all other cases with respect to the shares issued in the Core Portfolio closing, Omega is obligated to file the registration statement no later than the fifteenth day after the later of (i) the Core Portfolio closing date and (ii) delivery by CapitalSource of such property financial statements (including for the 2009 fiscal year), but in no event prior to five business days after Omega files its Annual Report on Form 10-K for 2009. With respect to shares of Omega common stock issued other than as of the Core Portfolio closing, Omega is obligated to file a registration statement fifteen days after the later of (i) the issuance of such shares and (ii) the delivery by CapitalSource of all financial statements required to be delivered prior to such date pursuant to the transaction documents. Omega is required use commercially reasonable efforts to keep the registration statement(s) effective until the earlier of (i) the date that all of the shares have been sold or (ii) the date on which all of the shares may be sold pursuant to Rule 144 under the Securities Act of 1933 without any volume limitations. CapitalSource is also permitted to piggy-back its shares in underwritten offerings by Omega, subject to customary underwriter cutbacks, Omega’s right to the first $50 million of gross proceeds from any such underwritten offering, and CapitalSource’s right to sell shares representing 50% of the anticipated net proceeds of such offerings after such first $50 million. In connection with underwritten offerings in which CapitalSource is invited to participate, CapitalSource has agreed to enter into customary lock-up agreements limiting sales of its shares of Omega common stock for up to 90 days following such offering. The Registration Rights Agreement contains other customary obligations of Omega and CapitalSource in respect of the registration and offering of the shares. There is no assurance that the conditions to registration of the shares will be met on a timely basis or at all.
The foregoing description of the proposed transaction, the Purchase Agreement, the Option Agreement, and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1, the Form of Option Agreement, which is attached hereto as Exhibit 2.2, and the Form of Registration Rights Agreement, which is attached hereto as Exhibit 2.3, each of which exhibits is incorporated into this report by reference.
The Purchase Agreement, the Form of Option Agreement and the Form of Registration Rights Agreement have been included to provide investors with information regarding their terms. The documents are not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Purchase Agreement, the Form of Option and the Form of Registration Rights Agreement contain representations and warranties of the parties made solely for the benefit of the other parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement and may exchange in connection with signing the Form of Option and the Form of Registration Rights Agreement. The disclosure schedules delivered in connection with the Purchase Agreement contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, investors should not rely on the representations and warranties in the Purchase Agreement, the Form of Option or the Form of Registration Rights Agreement as characterizations of the actual state of facts about or condition of the parties or any of their subsidiaries or affiliates.
Forward Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections and including statements about the transactions involving the sale of substantially all of CapitalSource’s healthcare net lease portfolio, including the purchase option, all of which is subject to numerous conditions, requirements, adjustments, options, assumptions, risks, and uncertainties, including the counterparty’s discretion regarding whether to exercise its purchase option. All statements contained in this Report on Form 8-K that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “expect,” “estimate,” “plan,” “goal,” “will,” “outlook,” “continue,” “look forward,” “should,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and closings and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the proposed transactions may not be completed on the proposed terms and schedule or at all; changes in economic or market conditions; continued or worsening recession in the overall economy or disruptions in credit and other markets; movements in interest rates and lending spreads; continued or worsening credit losses, charge-offs, reserves and delinquencies; CapitalSource’s ability to successfully and cost effectively operate its business; competitive and other market pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; changes in tax laws or regulations affecting CapitalSource’s business; and other factors described in CapitalSource’s 2008 Annual Report on Form 10-K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this report are based on information available at the time of this Report on Form 8-K. CapitalSource is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 23, 2009	/s/ Steven A. Museles
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

2.1	Securities Purchase Agreement dated November 17, 2009 between CapitalSource Inc., CHR HUD Borrower LLC, CSE Mortgage LLC, CSE SLB LLC, CSE SNF Holding LLC and Omega Healthcare Investors, Inc.

2.2	Form of Option Agreement between CapitalSource Inc., CSE SLB LLC and Omega Healthcare Investors, Inc.

2.3	Form of Registration Rights Agreement between Omega Healthcare Investors, Inc., CapitalSource Inc., CHR HUD Borrower LLC, CSE Mortgage LLC, CSE SLB LLC and CSE SNF Holding LLC.